CUSTODIAN AGREEMENT

         AGREEMENT dated as of December 14, 2000, between BANKERS TRUST COMPANY (the "Custodian") and VARIABLE INSURANCE FUNDS (the "Customer").

         WHEREAS, the Customer may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

         WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of each Portfolio which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")) with respect thereto. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that the Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that the Custodian considers not to be appropriate or in proper form for deposit for any reason. The Custodian shall not be responsible for any property of a Portfolio held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.

         2. Maintenance of Securities and Cash at Custodian and Subcustodian Locations. Pursuant to Instructions, the Customer shall direct the Custodian to
(a) settle Securities transactions and maintain cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain cash and cash equivalents in such countries in amounts reasonably necessary to effect the Customer's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. Custody Account. The Custodian agrees to establish and maintain one or more custody accounts on its books each in the name of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by the Customer to the Custodian of any acceptable Property belonging to a Portfolio, the Customer shall, by Instructions (as hereinafter defined in Section 15), specifically indicate which Portfolio such Property belongs or if such Property belongs to more than one Portfolio shall allocate such Property to the appropriate Portfolio, and the Custodian shall allocate such Property to the Accounts in accordance with the Instructions. The Customer on behalf of each Portfolio, acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the appropriate Account any Property received therefor by the Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Custodian may deliver securities of the same class in place of those deposited in the Account.

         The Custodian shall hold, keep safe and protect as custodian for each Account, on behalf of the Customer, all Property in such Account and, to the extent such Property constitutes financial assets for purposes of the New York UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Custodian receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves), provided that Custodian will take delivery and hold in the Account any such replacement securities prior to withdrawing the securities being replaced and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive
                  Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in the Customer's name for an Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in such Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of the Custodian or any Subcustodian.

         4. Subcustodians and Securities Systems. The Customer authorizes and instructs the Custodian to maintain the Property in each Account directly in one of its U.S. branches or indirectly through custody accounts which have been established by the Custodian with the following other securities intermediaries:
(a) another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended ("1940 Act"), to act as custodian (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or majority-owned non-U.S. subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which the Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, Securities System"), provided that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; provided further that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) the agreement between the Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder.

         Upon receipt of Instructions, the Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to the Customer, and if desirable and practicable, appoint a replacement Subcustodian or securities system in accordance with the provisions of this Section. In addition, the Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities System.

         Upon request of the Customer, the Custodian shall deliver to the Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the
Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) so long as Rule 17f-5 requires the Customer's Board of Trustees to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Customer's Board of Trustees to directly approve its foreign custody arrangements, the Custodian also shall furnish annually to the Customer information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Customer in connection with the initial approval of this Agreement. Custodian agrees to promptly notify the Customer if, in the normal course of its custodial activities, the Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.

          5. Use of Subcustodian. With respect to Property in an Account which is maintained by the

Custodian through a Subcustodian employed pursuant to Section 4:

         (a) The Custodian will identify on its books as belonging to the Customer on behalf of a Portfolio, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of the Custodian or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.

         (d) Any agreement the Custodian shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities so maintained are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto, (iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto, (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to the Custodian, on behalf of its customers and (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accountants of or designated by, the Customer be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property maintained by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Custodian.

          6. Use of Securities System. With respect to Property in the Account(s) which is maintained by the Custodian or any Subcustodian through a Securities System employed pursuant to Section 4:

         (a) The Custodian shall, and the Subcustodian will be required by its agreement with the Custodian to, identify on its books such Property as being maintained for the account of the Custodian or Subcustodian for its customers.

         (b) Any Property maintained through a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation, in which case the Custodian will notify the Customer.

         (d) The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. Agents. The Custodian may at any time or times in its sole discretion appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

          8. Records, Ownership of Property, Statements, Opinions of Independent Certified Public Accountants.

         (a) The ownership of the Property whether Securities, Cash and/or other property, and whether maintained directly by the Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on the Custodian's books as belonging to the appropriate Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in the form reasonably requested by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement, absent manifest error, within one hundred eighty (180) days of the mailing thereof, the Customer shall be deemed to have approved such statement and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

         (b) The Custodian shall take all reasonable action as the Customer may request to obtain from year to year favorable opinions from the Customer's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Customer's Form N-1A and the Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC. Custodian shall provide written notice to Customer of any adverse rating or regulatory enforcement action relating to Custodian's custody services, to the extent permitted to do so.

         (c) At the request of the Customer, the Custodian shall deliver to the Customer a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian.

         (d) The Customer may elect to participate in any of the electronic on-line service and communications systems offered by the Custodian which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

         9. Holding of Securities, Nominees, etc. Securities in an Account which are maintained by the Custodian or any Subcustodian may be held directly by such entity in the name of the Customer or in bearer form or maintained, on behalf of a Portfolio, in the Custodian's or Subcustodian's name or in the name of the Custodian's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. The Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian, provided that such certificates shall at all times be segregated from the assets of the Custodian.. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. Proxies, etc. With respect to any proxies, notices, reports or other communications relative to any of the Securities in the Account, the Custodian shall perform such services and only such services relative thereto as are (i) set forth in Section 3 of this Agreement, (ii) described in Exhibit B attached hereto (the "Proxy Service") or (iii) as may otherwise be agreed upon between the Custodian and the Customer. The liability and responsibility of the Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Custodian and the Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Custodian and the Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions relative thereto.

          11. Segregated Account. To assist the Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. Settlement Procedures. Securities will be transferred, exchanged or delivered by the Custodian or a Subcustodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         Notwithstanding that the Custodian may settle purchases and sales against, or credit income to, an Account, on a contractual basis, as outlined in the applicable Service Standards as defined below and provided to the Customer by the Custodian, the Custodian may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and the Customer agrees to hold the Custodian harmless from any losses which may result therefrom.

         13.      Conditional Credits.

         (a) Notwithstanding any other provision of this Agreement, the Custodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account, unless there are sufficient immediately available funds in the relevant currency in the Account, provided that, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have been made final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which the Custodian has received Instructions to settle on that date ("Settlement Date"), the Custodian, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, there remains outstanding any Conditional Credit (as defined below) applicable to the Account or the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which the Custodian has received Instructions to settle on the Settlement Date, the Custodian, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

         (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, the Custodian shall make the Conditional Credit a final entry on its books and records. In such case, the Customer shall be liable to the Custodian only for late charges at a rate which the Custodian customarily charges for similar extensions of credit.

         (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not on deposit in the Account, or (ii) any Proceeding shall occur, the Custodian may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such debt in full, the Customer shall continue to be liable to the Custodian for any shortfall. The Custodian shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by the Customer of the purchase price for Securities subject to a Conditional Credit, and the Custodian's making a Conditional Credit a final entry on its books, and, unless consented to by the Custodian, the Customer shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. The Custodian shall have the sole discretion to determine which Securities shall be deemed to have been paid for by the Customer out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Custodian unless and until the Custodian makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to the Customer, whether voluntary or involuntary.

         (e) The Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

          14. Permitted Transactions. The Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 and only for the purposes listed below.

          (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

          (b) When Securities are called, redeemed or retired, or otherwise become payable.

          (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

          (d) Upon conversion of Securities pursuant to their terms into other securities.

          (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

          (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

          (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

          (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

          (i) For the purpose of redeeming shares of the capital stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

          (j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

          (k) For delivery in accordance with the provisions of any agreement among the Customer, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

          (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

          (m) For spot or forward foreign exchange transactions to facilitate security trading or receipt of income from Securities related transactions.

          (n) Upon the termination of this Agreement as set forth in Section 20.

          (o) For other proper purposes.

         The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected.

         15. Instructions. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, or (iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian; or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         16. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian to the same extent as if the Custodian committed such act itself. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.

         Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the
Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

         The provisions of this Section shall survive termination of this Agreement.

         17. Investment Limitations and Legal or Contractual Restrictions or Regulations. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

         18. Fees and Expenses. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees as described herein and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit D. Such fees will not be abated by, nor shall the Custodian be required to account for, any profits or commissions received by the Custodian in connection with its provision of custody services under this agreement. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Custodian is authorized to charge the applicable Account for such items and the Custodian shall have a lien on the Property in the applicable Account for any amount payable to the Custodian under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by the Customer under this Agreement. The provisions of this Section shall survive the termination of this Agreement.

         19. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in the Account, the Custodian shall perform such services with respect thereto as are described in Exhibit C attached hereto and shall in connection therewith be subject to the standard of care set forth in such Exhibit. Such standard of care shall not be affected by any other term of this Agreement.

         20. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         21. Termination. (a) Termination of Entire Agreement. This Agreement may be terminated by the Customer or the Custodian by ninety (90) days' written notice to the other; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, the Custodian will deliver such Property to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it hereunder. In addition, the Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. The Customer grants to the Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping.

         (b) Termination as to One or More Portfolios. This Agreement may be terminated by the Customer or the Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 21 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

         22. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and
(b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

          23. Financial Information. The Customer will deliver to the Custodian:

                  (i) as soon as available, and in any event no later than 120 days after the end of each fiscal year, the Annual Report of the Customer with all attached footnotes, audited by an independent certified public accountant;

                  (ii)  promptly  after  request,   such  additional   financial
information as the Custodian may request from time to time.

         24. Several Obligations of the Portfolios. With respect to any obligations of the Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         25. Security for Payment. To secure payment of all obligations due hereunder, the Customer hereby grants to the Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; provided that, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should the Customer fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, the Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

         26.      Representations and Warranties.

         (a)  The Customer hereby represents and warrants to the Custodian that:

                  (i) the employment of the Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it and each Portfolio in accordance with its terms; and

                  (iv) it will deliver to the Custodian a duly executed Secretary's Certificate in the form of Exhibit E hereto or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

          (b) The Custodian hereby represents and warrants to the Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;

                  (iii) it will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

        27. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

        28. Publicity. Customer shall furnish to Custodian at its office referred to in Section 22 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

        29.  Representative  Capacity  and  Binding  Obligation.  A copy  of the
Declaration of Trust of the Customer is on file with The Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Customer individually but are binding only upon the assets and property of the Portfolios.

         The Custodian agrees that no shareholder, trustee or officer of the Customer may be held personally liable or responsible for any obligations of the Customer arising out of this Agreement.

         30. Submission to Jurisdiction. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

         31. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section shall survive the termination of this Agreement.

        32. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

        33. Entire Agreement. This Agreement together with any Exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

        34. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

        35. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.


                                              VARIABLE INSURANCE FUNDS


                                              By: _____________________________
                                              Name: ___________________________
                                              Title: __________________________


                                              By: _____________________________
                                              Name: ___________________________
                                              Title: __________________________


                                              BANKERS TRUST COMPANY


                                              By: _____________________________
                                              Name: ___________________________
                                              Title: __________________________

                                    EXHIBIT A



         To Custodian Agreement dated as of December 14, 2000 between Bankers Trust Company and Variable Insurance Funds.


                               LIST OF PORTFOLIOS


         The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Custodian Agreement.

AmSouth International Equity Fund


                                                     VARIABLE INSURANCE FUNDS


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                     BANKERS TRUST COMPANY


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

                                    EXHIBIT B

To Custodian Agreement dated as of December 14, 2000 between Bankers Trust Company and Variable Insurance Funds.

                                  PROXY SERVICE


         The  following is a  description  of the Proxy  Service  referred to in
Section 10 of the above referred to Custodian Agreement. Terms used herein as defined terms shall have the meanings ascribed to them therein unless otherwise defined below.

         The Custodian provides a service, described below, for the transmission of corporate communications in connection with shareholder meetings relating to Securities held in Argentina, Australia, Austria, Canada, Cedel, Finland, France, Germany, Greece, Hong Kong, Indonesia, Ireland, Italy, Japan, Korea, Malaysia, Mexico, Netherlands New Zealand, Pakistan, Singapore, South Africa, Spain, Sri Lanka, Sweden, Switzerland (only bearer shares), United Kingdom,
United States and Venezuela. For the United States and Canada, the term "corporate communications" means the proxy statements or meeting agenda, proxy cards, annual reports and any other meeting materials received by the Custodian. For countries other than the United States and Canada, the term "corporate communications" means the meeting agenda only and does not include any meeting circulars, proxy statements or any other corporate communications furnished by the issuer in connection with such meeting. Non-meeting related corporate communications are not included in the transmission service to be provided by the Custodian except upon request as provided below.

         The Custodian's process for transmitting and translating meeting agendas will be as follows:

         1) If the meeting agenda is not provided by the issuer in the English language, and if the language of such agenda is in the official language of the country in which the related security is held, the Custodian will as soon as practicable after receipt of the original meeting agenda by a Subcustodian provide an English translation prepared by that Subcustodian.

         2) If an English translation of the meeting agenda is furnished, the local language agenda will not be furnished unless requested.

         Translations will be free translations and neither the Custodian nor any Subcustodian will be liable or held responsible for the accuracy thereof or any direct or indirect consequences arising therefrom, including without limitation arising out of any action taken or omitted to be taken based thereon.

         If requested, the Custodian will, on a reasonable efforts basis, endeavor to obtain any additional corporate communication such as annual or interim reports, proxy statements, meeting circulars or local language agendas, and provide them in the form obtained.

         Timing in the voting process is important and, in that regard, upon receipt by the Custodian of notice from a Subcustodian, the Custodian will provide a notice to the Customer indicating the deadline for receipt of its instructions to enable the voting process to take place effectively and efficiently. As voting procedures will vary from market to market, attention to any required procedures will be very important. Upon timely receipt of voting instructions, the Custodian will promptly forward such instructions to the applicable Subcustodian. If voting instructions are not timely received, the Custodian shall have no liability or obligation to take any action.

         For Securities held in markets other than those set forth above, the Custodian will not furnish the material described above or seek voting instructions. However, if requested to exercise voting rights at a specific meeting, the Custodian will endeavor to do so on a reasonable efforts basis without any assurance that such rights will be so exercised at such meeting.

         If the Custodian or any Subcustodian incurs extraordinary expenses in exercising voting rights related to any Securities pursuant to appropriate instructions or directions (e.g., by way of illustration only and not by way of limitation, physical presence is required at a meeting and/or travel expenses are incurred), such expenses will be reimbursed out of the Account unless other arrangements have been made for such reimbursement.

         It is the intent of the Custodian to expand the Proxy Service to include jurisdictions which are not currently included as set forth above. The Custodian will notify the Customer as to the inclusion of additional countries or the deletion of existing countries after their inclusion or deletion and this Exhibit B will be deemed to be automatically amended to include or delete such countries as the case may be. Such notification may be by Global Custody Flash Notice.

Notwithstanding anything in this Exhibit B to the contrary, the Custodian may utilize third-party non-affiliated agents to perform any of the services described herein.

                                    EXHIBIT C

To Custodian Agreement dated as of December 14, 2000 between Bankers Trust Company and Variable Insurance Funds.

                                  TAX RECLAIMS

         Pursuant to Section 19 of the above referred to Custodian Agreement, the Custodian shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property in the Account in certain countries. Terms used herein as defined terms shall unless otherwise defined have the meanings ascribed to them in the above referred to Custodian Agreement.

         When withholding tax has been deducted with respect to income from any Property in an Account, the Custodian will actively pursue on a reasonable efforts basis the reclaim process, provided that the Custodian shall not be required to institute any legal or administrative proceeding against any
Subcustodian  or  other  person.  The  Custodian  will  provide  fully  detailed advices/vouchers to support reclaims submitted to the local authorities by the Custodian or its designee. In all cases of withholding, the Custodian will provide full details to the Customer. When the Custodian becomes aware of an opportunity to obtain exemption, the Custodian will notify and advise the Customer of the required documentation, if any, to obtain such exemption. Provided that the Custodian can file the exemption on behalf of the Customer, the Custodian will do so upon receipt of the completed appropriate documentation. The Custodian will notify the Customer when such exemption has been obtained.

         In connection with providing the foregoing services, the Custodian shall be entitled to apply categorical treatment of the Customer according to the Customer's nationality, the particulars of its organization and other relevant details that shall be supplied by the Customer. It shall be the duty of the Customer to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Customer and further to inform the Custodian if the Customer is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Customer is a party under general laws and treaty provisions. The Custodian may rely on any such information provided by the Customer.

         In connection with providing the foregoing services, the Custodian may also rely on professional tax services published by a major international accounting firm and/or advice received from a Subcustodian in the jurisdictions in question. In addition, the Custodian may seek the advice of counsel or other professional tax advisers in such jurisdictions. The Custodian is entitled to rely, and may act, on information set forth in such services and on advice received from a Subcustodian, counsel or other professional tax advisers and shall be without liability to the Customer for any action reasonably taken or omitted pursuant to information contained in such services or such advice.

                                    EXHIBIT D

         To Custodian  Agreement  dated as of December 14, 2000 between  Bankers
         Trust Company and Variable Insurance Funds.

I.       Transaction and Safekeeping fees:

--------------------------------------- ---------------------------------- ----------------------------------
Country                                      Transaction Fees                   Safekeeping BP's Yearly
--------------------------------------- ---------------------------------- ----------------------------------
Argentina                                             $100                               35.0
--------------------------------------- ---------------------------------- ----------------------------------
Australia                                              $50                                3.0
--------------------------------------- ---------------------------------- ----------------------------------
Austria                                                $75                                5.0
--------------------------------------- ---------------------------------- ----------------------------------
Bangladesh                                            $150                               40.0
--------------------------------------- ---------------------------------- ----------------------------------
Belgium/Lux                                            $60                                4.0
--------------------------------------- ---------------------------------- ----------------------------------
Botswana                                              $150                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Brazil                                                 $70                               25.0
--------------------------------------- ---------------------------------- ----------------------------------
Canada                                                 $20                                1.5
--------------------------------------- ---------------------------------- ----------------------------------
Cedel                                                  $20                                2.5
--------------------------------------- ---------------------------------- ----------------------------------
Chile                                                  $80                               30.0
--------------------------------------- ---------------------------------- ----------------------------------
China                                                  $75                               30.0
--------------------------------------- ---------------------------------- ----------------------------------
Colombia                                              $100                               35.0
--------------------------------------- ---------------------------------- ----------------------------------
Czech Rep                                              $70                               20.0
--------------------------------------- ---------------------------------- ----------------------------------
Denmark                                                $50                                4.0
--------------------------------------- ---------------------------------- ----------------------------------
Ecuador                                               $100                               45.0
--------------------------------------- ---------------------------------- ----------------------------------
Egypt                                                  $80                               45.0
--------------------------------------- ---------------------------------- ----------------------------------
Euroclear                                              $20                                2.5
--------------------------------------- ---------------------------------- ----------------------------------
Finland                                                $75                               10.0
--------------------------------------- ---------------------------------- ----------------------------------
France                                                 $50                                4.0
--------------------------------------- ---------------------------------- ----------------------------------
Germany                                                $30                                2.0
--------------------------------------- ---------------------------------- ----------------------------------
Ghana                                                 $150                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Greece                                                $120                               35.0
--------------------------------------- ---------------------------------- ----------------------------------
Hong Kong                                              $30                                5.0
--------------------------------------- ---------------------------------- ----------------------------------
Hungary                                               $150                               45.0
--------------------------------------- ---------------------------------- ----------------------------------
India (Physical)                                      $200                               60.0
--------------------------------------- ---------------------------------- ----------------------------------
India (Dematerialized)                                $140                               25.0
--------------------------------------- ---------------------------------- ----------------------------------
Indonesia                                              $35                                8.0
--------------------------------------- ---------------------------------- ----------------------------------
Ireland                                                $50                                5.0
--------------------------------------- ---------------------------------- ----------------------------------
Israel                                                 $50                               40.0
--------------------------------------- ---------------------------------- ----------------------------------
Italy                                                  $50                                3.0
--------------------------------------- ---------------------------------- ----------------------------------
Japan                                                  $35                                2.5
--------------------------------------- ---------------------------------- ----------------------------------
Jordan                                                $100                               30.0
--------------------------------------- ---------------------------------- ----------------------------------
Kenya                                                 $150                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Korea                                                  $50                               15.0
--------------------------------------- ---------------------------------- ----------------------------------
Malaysia                                               $50                                7.0
--------------------------------------- ---------------------------------- ----------------------------------

Mauritius                                             $140                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Mexico                                                 $30                                5.0
--------------------------------------- ---------------------------------- ----------------------------------
Morocco                                               $130                               30.0
--------------------------------------- ---------------------------------- ----------------------------------
Netherlands                                            $45                                4.0
--------------------------------------- ---------------------------------- ----------------------------------
New Zealand                                            $50                                4.0
--------------------------------------- ---------------------------------- ----------------------------------
Norway                                                 $50                                5.0
--------------------------------------- ---------------------------------- ----------------------------------
Pakistan                                              $150                               30.0
--------------------------------------- ---------------------------------- ----------------------------------
Peru                                                  $100                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Philippines                                            $30                                8.0
--------------------------------------- ---------------------------------- ----------------------------------
Poland                                                $100                               45.0
--------------------------------------- ---------------------------------- ----------------------------------
Portugal                                               $75                                4.0
--------------------------------------- ---------------------------------- ----------------------------------
Russia                                                $300                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Singapore                                              $50                                7.0
--------------------------------------- ---------------------------------- ----------------------------------
Slovakia                                              $100                               25.0
--------------------------------------- ---------------------------------- ----------------------------------
South Africa                                           $30                                3.0
--------------------------------------- ---------------------------------- ----------------------------------
Spain                                                  $50                                6.0
--------------------------------------- ---------------------------------- ----------------------------------
Sri Lanka                                              $60                               12.0
--------------------------------------- ---------------------------------- ----------------------------------
Sweden                                                 $50                                4.0
--------------------------------------- ---------------------------------- ----------------------------------
Switzerland                                            $60                                2.0
--------------------------------------- ---------------------------------- ----------------------------------
Taiwan                                                $100                               15.0
--------------------------------------- ---------------------------------- ----------------------------------
Thailand                                              $100                                7.0
--------------------------------------- ---------------------------------- ----------------------------------
Tunisia                                                $50                               45.0
--------------------------------------- ---------------------------------- ----------------------------------
Turkey                                                 $50                               15.0
--------------------------------------- ---------------------------------- ----------------------------------
United States                                          $15                                1.0
--------------------------------------- ---------------------------------- ----------------------------------
UK                                                     $15                                1.5
--------------------------------------- ---------------------------------- ----------------------------------
Venezuela                                             $100                               35.0
--------------------------------------- ---------------------------------- ----------------------------------
Zambia                                                $150                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Zimbabwe                                              $150                               50.0
--------------------------------------- ---------------------------------- ----------------------------------
Foreign Exchange (round trip)                          $50                                N/A
--------------------------------------- ---------------------------------- ----------------------------------
Any Non-U.S. Wire                                      $25                                N/A
--------------------------------------- ---------------------------------- ----------------------------------
U.S. Wire                                              $10                                N/A
--------------------------------------- ---------------------------------- ----------------------------------

II.      Portfolio/Maintenance fees:

Type of Portfolio                           Price

1 Global Account                            $2,400.00 annually

This Exhibit D shall be amended upon delivery by the Custodian of a new Exhibit D to the Customer and acceptance thereof by the Customer and shall be effective as of the date of acceptance by the Customer or a date agreed upon between the Custodian and the Customer.


Dated as of:                                         VARIABLE INSURANCE FUNDS


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                     BANKERS TRUST COMPANY


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

                                    EXHIBIT E

                            VARIABLE INSURANCE FUNDS
                          Certificate of the Secretary

                  I, [Name of Secretary], hereby certify that I am the Secretary of [Name of Entity], a [type of entity] organized under the laws of [jurisdiction] (the "Company"), and as such I am duly authorized to, and do hereby, certify that:

                  1. Organizational Documents. The Company's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of [jurisdiction], the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

                  2. Bylaws. The Company's Bylaws have been duly adopted and no action has been taken to repeal such Bylaws, the same being in full force and effect.

                  3. Resolutions. Resolutions have been duly adopted on behalf of the Company, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain custody agreement with Bankers Trust Company (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company's organizational documents, Bylaws, and other pertinent documents to which the Company may be bound.

                  4. Incumbency. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

                  Name                Title             Signature

         [Name]                     [Position]       ____________________

         [Name]                     [Position]       ____________________

         [Name]                     [Position]       ____________________

                  IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of [Date], 200__.


                                            By:      ___________________________
                                            Name:    ___________________________
                                            Title:   Secretary

                  I, [Name of Confirming Officer], [Title] of the Company, hereby certify that on this ___ day of [Date], 200__, [Name of Secretary] is the duly elected Secretary of the Company and that the signature above is his genuine signature.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT F


                  CASH MANAGEMENT ADDENDUM (this "Addendum") to the CUSTODIAN AGREEMENT (the "Agreement") between BANKERS TRUST COMPANY (the "Custodian") and VARIABLE INSURANCE FUNDS (the "Customer").

                  WHEREAS, the Custodian will provide cash management services to the Customer, and the Custodian and the Customer desire to confirm their understanding with respect to such services;

                  NOW, THEREFORE, the Custodian and the Customer agree as follows:

                  1. Until the Custodian receives Instructions to the contrary, the Custodian will (a) hold with Subcustodians, in deposit accounts maintained for the benefit of the Custodian's clients, all Cash received for the Account,
(b) credit such interest, if any, on Cash in the Account as the Custodian shall from time to time determine and (c) receive compensation out of any amounts paid by Subcustodians in respect of Cash in the Account.

                  2. The Custodian may (on an overnight or other short-term basis) move certain, or all, currencies of Cash in the Account from any
Subcustodian  and place it, as  deposits  or  otherwise,  with one or more other
Subcustodians (including branches and affiliates of the Custodian). The Custodian will notify the Customer of any placement procedures it implements and will move Cash in accordance with such procedures until it notifies the Customer otherwise or receives Instructions to the contrary. The Custodian may credit interest and receive compensation as described in 1 above with respect to any Cash moved. If any Cash is held in an investment fund managed by Bankers Trust, it will notify the fund (as opposed to the Customer) as provided herein with respect to such Cash.

                  3. The Customer acknowledges that it has received and reviewed the current policies of the Custodian regarding cash management services, which are attached to this Addendum.

                  4. To the extent any of the Property or Cash in the Account is subject to the Employee Retirement Income Security Act of 1974, the Customer (a) represents and warrants that it, at all times during the duration of the Agreement, will be a qualified professional asset manager as defined in the prohibited transaction exemption 84-14 and that the provisions of the exemption apply to the Agreement (and transactions thereunder) and (b) agrees to maintain such records as are necessary to comply with the exemption or to enable interested persons to determine that the conditions of the exemption are met.

                  5. Capitalized terms used but not defined in this Addendum are used with the respective meanings assigned to them in the Agreement.

                  IN WITNESS WHEREOF, this Addendum has been executed as of the date of the Agreement.

                                                 BANKERS TRUST COMPANY

                                                 By:____________________________


                                                 VARIABLE INSURANCE FUNDS

                                                 By:____________________________

                     Global Custody Cash Management Program


                  In the Global Custody cash management program, currencies on which Bankers Trust pays interest are divided into two categories: (1)
currencies on which we pay interest based on a market benchmark rate for overnight deposits, and (2) currencies on which we pay interest based on a rate paid by the London branch of Deutsche Bank AG or the local subcustodian.

                  Currencies  on  which  we  pay  interest  based  on  a  market
benchmark  rate  for  overnight   deposits   (which  we  call   "Benchmark  Rate
Currencies"):

     . For each of these currencies, the interest rate we pay is based on a specific market benchmark (such as Effective Fed Funds) and is calculated by taking an average of the benchmark rate and subtracting a spread. (See Schedule A)

     . Currently, the only Benchmark Rate Currency is the U.S. Dollar. Over time we will be considering additional currencies to include in this category.

     . Operationally, most balances in U.S. Dollars are swept overnight into deposits at the Nassau branch of Bankers Trust Company. Where you have selected a short-term investment fund, your U.S. Dollar balances in the U.S. will be swept overnight in accordance with your instructions.

                  Currencies on which we pay interest based on a rate paid by the London branch of Deutsche Bank AG or the local subcustodian (which we call "Base Rate Currencies"):

     . For each of these currencies, the interest rate we pay is basedon the rate paid by the London branch of Deutsche Bank AG or the local subcustodian on overnight deposits in the currency. In either case, interest is calculated by using the overnight rate (which will be the actual overnight, a weekly average, monthly average rate, depending on the month and currency) and subtracting a spread. (See Schedule A)

     . Currencies that are part of the sweep program will earn interest based on the base rate, which will be the higher of the rate offered by the London branch of Deutsche Bank AG or the local subcustodian.

     . Currencies that are not part of the sweep program will generally earn interest based on the rate paid by the local subcustodian. We may at times be able to sweep certain currency balances into deposits of Deutsche Bank AG's London branch in order to be able to earn a higher rate for you. On those days, any such currency will be treated as part of the sweep program, and you will earn interest on all of your balances in that currency at the higher rate for that day.

     . Currently, there are 30 Base Rate Currencies, 7 of which are included in our sweep program to the London branch of Deutsche Bank AG.

     . Operationally, most balances in Base Rate Currencies that are part of our sweep program are swept overnight into deposits at the London branch of Deutsche Bank AG, while balances in Base Rate Currencies that are not part of our sweep program remain with the local subcustodian.

                  For each currency on which we pay interest:

     . We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

     . For markets where we maintain one or more omnibus cash accounts, you earn interest at the calculated rate on your entire contractual balance without any action on your part and without any minimum balance requirements. This is the case regardless of whether we are able to invest your balances at or near the applicable benchmark or base rate and regardless of whether your contractual balance may exceed your actual balance.

     . For markets where we maintain one or more omnibus cash accounts, the minimum rate paid is 0.50%, except for the Japanese Yen (for which the minimum rate of 0.05% has been suspended for the time being due to market conditions) and the Singapore Dollar (for which the minimum rate is 0.25%). Please note that this is also subject to change as appropriate for any currency. Notwithstanding the foregoing, in no event will interest be negative.

     . For the currencies of "client specific markets," those markets where for regulatory or other reasons we do not maintain omnibus accounts for client cash, on which we pay credit interest (which at this time are the Hungarian Forint, Israeli Shekel, Polish Zloty, Korean Won and Taiwanese Dollar), we will no longer be taking a spread for providing interest on cash balances. The credit interest you earn on overnight balances will be based on actual balances, as opposed to contractual balances, and the minimum credit interest rate will no longer be applied.

     . You will have continuous access through Globe*View, BTWorld, or Globe*Link or other agreed electronic on-line system to the interest rate earned during the previous "rate averaging period". Because we may use weekly or monthly average rates to calculate the interest you earn, we do not know the actual interest rate until the weekly or monthly period is completed.

     . Our program generally requires that overnight balances in each currency remain with (or are swept to) a subcustodian we designate for that currency. Nevertheless, we pay our stated rate of interest on any balances that, because of transactions in your account, are held overnight with an alternate subcustodian if we receive interest on that currency from that subcustodian. If the alternate subcustodian does not pay interest, however, these balances are excluded from our program.

     . For swept currencies, from time to time we may not be able to sweep the full amount of your balances to the London branch of Deutsche Bank AG because of operational constraints or because your balance on a contractual basis temporarily exceeds your actual balance. You will, however, always receive credit for interest based on your entire contractual balance. To the extent you would have earned a lower rate on balances not swept, we will make up the difference. To the extent that actual balances are higher than contractually posted balances due to purchase fails or otherwise, we will retain the interest earned as compensation.

     . The effective rate we pay on overnight balances will generally differ from the effective rate we receive (whether from the London branch of Deutsche Bank AG or the local subcustodian). Any difference between the effective rate we receive and the effective rate we pay (which may be positive or negative, but is generally positive) is kept by us and covers our fee for running the cash management program and the related costs we absorb.


                  Obviously, there will be currencies on which we will not pay interest because of local regulations, insufficient scale, or other reasons. However, we hope to identify additional currencies where we can begin paying interest and we will announce those to you as soon as practical.

         Currently most cash balances in our overnight sweep program are swept into deposits at the London branch of Deutsche Bank AG. We reserve the right to utilize other branches or affiliates for the overnight sweep program. In the event of such change, we will notify you in writing, which may be through Global Custody Flash Notice.

                  As you know, overdrafts are not permitted in the normal course of business in any currency. Should they occur in any currency, your account will be charged a fee to settle transactions in advance of receipt of funds. If the overdraft is not promptly cured (and in any event upon the expiration of 30 days) after the investment manager has been notified of the outstanding overdraft, the account's home currency will be used to cure the overdraft and the associated foreign exchange will be done by Bankers Trust at market rates. (Other currencies may be utilized to the extent the home currency is insufficient.) Investment managers that have not cured overdrafts within such period will be deemed to have directed such foreign exchange transaction. Accounts subject to ERISA will be deemed to have engaged in the transaction under the authority of the class exemptions available to qualified professional asset managers and in-house investment managers. To the extent that the overdraft is less than the U.S. dollar equivalent of $50,000, Bankers Trust's foreign exchange desk will bundle the transaction with other small amounts for other clients.

                                   Schedule A


                    Cash Management Program - Global Custody
                       Overnight Uninvested Cash Balances
                                     (* - Denotes currencies in sweep program)

     Currencies                                                      Rates
     ----------                                                      -----
     Argentine Peso                                                  Base Rate less  150
     Australian Dollar*                                              Base Rate less  130
     British Pound Sterling*                                         Base Rate less  215
     Canadian Dollar*                                                Base Rate less  175
     Czech Koruna                                                    Base Rate less  75
     Danish Krone*                                                   Base Rate less  250
     EMU Euro*                                                       Base Rate less  175
     Greek Drachma                                                   Base Rate less  150
     Hong Kong Dollar*                                               Base Rate less  250
     Hungarian Forint                                                Base Rate less  0
     Indonesian Rupiah                                               Base Rate less  200
     Israeli Shekel                                                  Base Rate less  0
     Japanese Yen                                                    Base Rate less  75
     Jordanian Dinar                                                 Base Rate less  200
     Korean Won                                                      Base Rate less  0
     Malaysian Ringgit1                                              Base Rate less  200
     Mexican Peso                                                    Base Rate less  200
     Moroccan Dirham                                                 Base Rate Less 150
     New Taiwan Dollar                                               Base Rate less  0
     New Zealand Dollar                                              Base Rate less  100
     Norwegian Krone*                                                Base Rate less  175
     Philippine Peso                                                 Base Rate less  150
     Polish Zloty                                                    Base Rate less  0
     Singapore Dollar                                                Base Rate less  200
     Slovak Koruna                                                   Base Rate less  150
     South African Rand*                                             Base Rate less  250
     Swedish Krona*                                                  Base Rate less  250
     Swiss Franc*                                                    Base Rate less  100
     Thai Baht                                                       Base Rate less  200
     Turkish Lira                                                    Base Rate less  200
     U.S. Dollar*                                                    Effective Fed Funds less  100  2

We reserve the right, in our sole discretion, to adjust the base rates and benchmark rates used and the spreads charged at any time and for any reason. We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

1 As a result of the rules introduced by local Malaysia regulators, we have suspended paying interest on Ringgit balances. Should the situation change, we will notify you via Flash Notice.

2 Not applicable if U.S. Dollars are swept to a short-term investment fund.

                         ILAF SWEEP LETTER OF DIRECTION

Bankers Trust Company
130 Liberty Street
New York, NY 10006

Ladies & Gentlemen:

         Bankers Trust Company ("BTCo") is hereby appointed as agent and attorney-in-fact with specific authority limited to buying and selling shares of the BT Institutional Liquid Assets Fund (the "Fund") managed and administered by BTCo and distributed by Signature Broker-Dealer Services, Inc. BTCo shall exercise its authority in accordance with the terms of this letter, which shall supersede any trust, custody or other agreement which we may have with BTCo with respect to investment of cash balances.

         We hereby give to BTCo standing instructions to "sweep" and invest excess cash balances in our account(s) designated below (individually or collectively, the "Account") as of 4pm (Eastern Time) each Business Day (as hereinafter defined) automatically in shares of the Fund. The purchase price of the shares of the Fund will be the net asset value per share next determined after an automatic purchase order is entered with the Fund. We agree to notify BTCo by 2pm (Eastern Time) on a Business Day of any new contributions or distributions or other unusual cash movements (deposits or withdrawals) expected to occur within our Account. A Business Day is a day on which both BTCo and the Fund are open for business.

         All  funds  swept  by  BTCo  pursuant  to  these   directions  will  be
transferred from our Account to an omnibus custody account (the "Omnibus Account") maintained by BTCo which maintains records of purchases and redemptions of Fund shares made with funds from our Account and holds funds pending investment or return to our Account. We hereby authorize BTCo to record and hold Fund shares in the name of BTCo or its nominee as our agent. If, on any Business Day, our Account has a net excess of funds, BTCo will transfer such net excess to the Omnibus Account which will then be invested in additional Fund shares pursuant to the foregoing directions and procedures. If, on any Business Day, our Account has a net deficit of funds, BTCo will redeem available Fund shares up to the amount of such net deficit and transfer the proceeds via the Omnibus Account to our Account. Shares of the Fund will be redeemed at their net asset value.

         Our standing purchase order for Fund shares will not be effective until cash balances in the form of Federal Funds become available in our Account. If, as a result of our standing or directed purchase orders, an overdraft results in our Account, we will be responsible for such overdraft.

         BTCo will credit dividends earned by us in respect of Fund shares to our Account monthly. In addition, BTCo will distribute to us a monthly report of these transactions. We agree that BTCo may confirm such transactions in Fund shares monthly and hereby waive receipt of more frequent confirmations.
         We understand that the Fund shares are not deposits of BTCo and are therefore not an obligation of or guaranteed by BTCo, the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency. The Fund shares are subject to investment risk, including possible loss of the principal investment, and there can be no assurance that the Fund will maintain a net asset value of $1 per share.

         No fee, commission or other charges will be made with respect to the purchase or redemption of Fund shares. BTCo may receive certain fees for managing the Fund or providing other services to the Fund, as set forth in the Fund's Prospectus (the "Prospectus").

         We acknowledge that we have received a copy of the Prospectus which contains a more complete description of the Fund and its operations and that we understand and agree to the terms and conditions set forth therein. We acknowledge that these terms are subject to change from time to time, as set forth in the Prospectus. We will be notified in writing 30 days in advance of any change in the operation of the sweep program. The decision to invest in the Fund shares has been and will be made by us in our sole discretion, based on our independent judgment and not in reliance on advice or recommendations made by BTCo. We acknowledge that we have received all information we deem necessary to make such investment decision.

         These directions are continuing and shall remain in full force and effect until revoked by us by a written notice addressed and mailed to your office at the above address, but such revocation shall not affect any liability in any way resulting from any transactions initiated prior to your receipt of such notice of revocation and your noting such change in instructions in the Account.

         This letter shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of laws principles thereof).

                                                VARIABLE INSURANCE FUNDS

                                                By: _______________________

                                                Date: _____________________


                                                Account(s) Title:

                                                Variable Insurance Funds-AmSouth
                                                International Equity Fund

ACCEPTED:
BANKERS TRUST COMPANY

By: ___________________________
Title: ________________________

December 14, 2000


Board of Trustees
Variable Insurance Funds
3435 Selzer Road
Columbus, Ohio 43219

                 Re: Delegation of Responsibilities as a Foreign Custody Manager

Dear Sirs:

         Pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, as amended ( the "1940 Act"), and subject to the terms and conditions set forth herein, you (the "Board") on behalf of the AmSouth International Equity Fund (the "Fund") hereby delegate, and Bankers Trust Company, a New York banking corporation (the "Delegate"), hereby agrees to accept and assume certain responsibilities described herein concerning custody of (1) the Fund's investments for which the primary market is outside of the United States and (2) such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments (such investments and cash shall hereinafter be referred to collectively as "Assets").

          1.   Representations of the Parties

         The Delegate represents and warrants that it is a US Bank within the meaning of Rule 17f-5(a)(7) under the 1940 Act and has the power and authority to execute, deliver and perform this Agreement.

         The Board represents and warrants that it has determined that it is reasonable to rely on the Delegate to perform the responsibilities delegated by this Agreement and has duly authorized the execution and delivery of this Agreement on behalf of the Fund.

          2.   Jurisdictions Covered

         The authority delegated by this Agreement subject to the provisions of the last paragraph of this Section 2 applies with respect to Assets held in the jurisdictions covered by the Delegate's subcustodial network which are currently listed in Appendix A. Jurisdictions may be added by flash notice. The Delegate's responsibility and authority with respect to jurisdictions so added shall commence subject to the provisions of the last paragraph of this Section 2 on the date of, or set forth in, the flash notice.

         Each of the Board and the Delegate may withdraw its delegation or its acceptance of such delegation with respect to any jurisdiction upon written notice to the Delegate or the Board, as the case may be. Such withdrawal shall be effective thirty (30) days after receipt of such notice by the party to which notice has been sent and thereafter the Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions as to which authority or acceptance of delegation is so withdrawn.

          3.   Delegation of Authority to Act as Foreign Custody Manager

         (a) Subject to the provisions of this Agreement and the requirements of applicable law, including Rule 17f-5 under the 1940 Act, the Delegate is authorized to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians within the meaning of Rule 17f-5(a)(1) of the 1940 Act in each jurisdiction in which this Agreement applies and to enter into on behalf of the Fund such written contract or contracts governing the Fund's foreign custody arrangements with such Eligible Foreign Custodian or Custodians as the Delegate deems appropriate.

         (b) In addition, subject to the requirements of the 1940 Act and any other applicable law or regulation, the Delegate is authorized to place and maintain Assets in the care of any person (a "Permissible Foreign Custodian") with which Assets may be placed and maintained outside of the United States under the 1940 Act without regard to Rule 17f-5 thereunder or an order of the Securities and Exchange Commission and to enter into on behalf of the Fund such written contract governing the Fund's foreign custody arrangements with such Permissible Foreign Custodian as the Delegate deems appropriate.

         (c) The authority granted in (a) and (b) of this paragraph 3 shall include subject to the same limitations set forth therein the authority to withdraw Assets from an Eligible Foreign Custodian or Permissible Foreign Custodian in any jurisdiction in which this Agreement applies and place and maintain the Assets so withdrawn in the care of another Eligible Foreign Custodian or Permissible Foreign Custodian in the same jurisdiction and to enter into appropriate written contracts governing the Fund's foreign custody arrangements with such Eligible Foreign Custodian or Permissible Foreign Custodian.

          4.   Monitoring of Eligible Foreign Custodians and Contracts

         In each case in which the Delegate has exercised the authority delegated under this Agreement under Section 3(a) to place Assets with an Eligible Foreign Custodian, the Delegate is authorized to, and shall on behalf of the Fund, establish a system to monitor the appropriateness of maintaining the Fund's Assets with such Eligible Foreign Custodian and the contract with such Eligible Foreign Custodian.

          5.   Guidelines and Procedures for the Exercise of Delegated Authority

          a.       Board's Conclusive Determination Regarding Country Risk.

         In exercising its delegated authority under this Agreement, the Delegate may assume, for all purposes, that the Board (or the Fund's investment adviser pursuant to authority delegated by the Board) has considered and, pursuant to its fiduciary duties to the Fund and its shareholders, determined to accept such country risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, the Delegate may also assume that the Board (or the Fund's investment adviser pursuant to authority delegated by the Board) has, and will continue to monitor such country risk to the extent that the Board deems necessary or appropriate. Nothing in this Agreement shall require the Delegate to make any selection or to engage in any monitoring on behalf of the Fund that would entail the consideration of country risk. For purposes of this
Section 5(a), country risk means all factors reasonably related to the systemic risk of holding assets in a particular country, including, without limitation, such country's financial infrastructure (including any compulsory securities depositories (as hereinafter defined) operating in such country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of assets held in custody. A compulsory securities depository is a securities depository within the meaning of Rule 17f-5(a)(6) under the 1940 Act the use of which is (i) mandatory by law or regulation or
(ii) in practice mandatory because (x) securities cannot be withdrawn from the depository or (y) maintaining securities outside of the depository is not consistent with prevailing custodial practices.

          b.       Selection of Eligible Foreign Custodians.

         In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, the Delegate shall determine that Assets will be held by such Eligible Foreign Custodian subject to reasonable care based on the standards applicable to custodians in the market in which the Assets will be held after considering all factors relevant to the safekeeping of such Assets, including, without limitation, those set forth in Rule 17f-5(c)(1) of the 1940 Act.

          c.       Evaluation of Written Contracts.

         In exercising the authority delegated under this Agreement to enter into written contracts governing the Fund's foreign custody arrangements with an Eligible Foreign Custodian, the Delegate shall determine that such contracts (or, in the case of a securities depository other than a compulsory securities depository, such contract, the rules or established practices and procedures of such depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, the Delegate shall consider the provisions of Rule 17f-5(c)(2) of the 1940 Act.

          6.   Standard of Care

         In exercising the authority delegated under this Agreement, the Delegate will exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Assets would exercise but subject to the provisions of this Agreement, including, without limitation, paragraph 5b above.

          7.   Notification of Custodial Placement

         The Delegate agrees to provide written reports notifying the Board of the placement of Assets with a particular Eligible Foreign Custodian or Permissible Foreign Custodian and of any material change in the Fund's foreign custody arrangements. Such reports shall be provided to the Board at such times as the Board and the Delegate may agree in writing.

          8.   Fees and Expenses

         The Delegate shall charge fees and be reimbursed for expenses for performing its functions under this Agreement as may be agreed between the parties hereto.

          9.   Effectiveness and Termination

         This Agreement shall become effective as of the date set forth above upon the execution and delivery of this Agreement or a counterpart thereof by each party thereto to the other party. This Agreement may be terminated at any time, without penalty, by either party hereto, by written notice from the terminating party to the non-terminating party. Such termination shall become effective 30 days after receipt by the non-terminating party of such notice. This Agreement shall also terminate upon the effectiveness of termination of the employment of the Delegate as custodian of Assets.

          10.  Notices

         All communications and notices between the parties hereto in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, facsimile or other means of electronic communication agreed upon by the parties hereto addressed, if to the Fund, to:

John Calvano
President, AmSouth Funds
250 Riverchase Parkway East, RCS4
Birmingham, AL 35244
Phone: (205) 560-7524
Fax: (205) 560-7923

         If to the Delegate, to:

Melissa Beneduce
Vice President
Global Institutional Services
130 Liberty Street, 20th Floor
New York, New York 10006
Phone: (212) 250-9769
Fax: (212) 250-6986

or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         11.      Governing Law and Successors and Assigns

         This Agreement shall be construed in accordance with the laws of the State of New York and shall not be assignable by either party but shall bind the successors in interest of the Board and the Delegate. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Fund irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail, postage prepaid, to the other party at its address set forth in Section 10 above or in any other manner permitted by law.

         12.      Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         If the foregoing correctly sets forth our understanding, please execute in the space provided below and return to the undersigned the enclosed copy of this Agreement.

                                                    Very truly yours,

                                                    BANKERS TRUST COMPANY



                                                    By:________________________



AGREED AS SET FORTH ABOVE

VARIABLE INSURANCE FUNDS


By:___________________________

                                   APPENDIX A

The following are the jurisdictions covered by the Delegate's subcustodial network, as referenced in Paragraph 2:

Argentina                                                     Pakistan
Australia                                                     Peru
Austria                                                       Poland
Bangladesh                                                    Portugal
Belgium                                                       Russia
Botswana                                                      Singapore
Brazil                                                        Slovak Republic
Canada                                                  South Africa
Chile                                                         South Korea
People's Republic of China-Shanghai                     Spain
People's Republic of China-Shenzhen                     Sri Lanka
Colombia                                                      Sweden
Czech Republic                                                Switzerland
Denmark                                                       Taiwan
Ecuador                                                       Thailand
Egypt                                                         Turkey
Finland                                                  United Kingdom
France                                                        Venezuela
Germany                                                  Zambia
Ghana                                                         Zimbabwe
Greece
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jordan
Kenya
Luxembourg
Malaysia
Mauritius
Mexico
Morocco
Netherlands
New Zealand
Norway